EXHIBIT E

STRICTLY CONFIDENTIAL

April 20, 2022

X Holdings I, Inc.

X Holdings II, Inc.

2110 Ranch Road

620 S. #341886,

Austin, TX 78734

Re:	Equity Financing Commitment

Ladies and Gentlemen:

Reference is made to a possible third-party tender offer by X Holdings II, Inc., a Delaware corporation (the “Purchaser”), and a wholly owned subsidiary of X Holdings I, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.000005 per share (the “Common Stock”), of Twitter, Inc., a Delaware corporation (the “Company”), together with the associated rights issued pursuant to the rights agreement, dated as of April 15, 2022, by and between the Company and Computershare Trust Company, N.A., as rights agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, related Letter of Transmittal, and other tender offer materials provided by or on behalf of Parent and the Purchaser to each holder of Shares (which, collectively, as amended or supplemented, constitute the “Offer”), together with the proposed second-step merger contemplated thereby (the “Merger”). Each term used and not otherwise defined herein shall have the meaning assigned to such term in the Offer.

This letter agreement is being delivered by Elon Musk (including his assigns, the “Equity Investor”) to Parent and the Purchaser in connection with the Offer and the Merger.

In connection with the Offer and the Merger, the Equity Investor is pleased to offer this commitment to, directly or indirectly, contribute to or otherwise provide cash to, Parent or the Purchaser at or immediately prior to the closing of the Offer (the “Closing”) the Aggregate Equity Commitment (as defined below), or such lesser amount as is necessary to fully discharge, when taken together with any other funds available to Parent or the Purchaser, the amounts required to be funded by Parent or the Purchaser pursuant to the Offer and the Merger, including the payment of any and all other amounts, costs, fees and expenses required to be paid by Parent or the Purchaser in connection with the Offer and the Merger pursuant to and in accordance with the terms of the Offer and the Merger.

1.             Commitment. This letter agreement confirms the commitment of Equity Investor , subject to the conditions set forth herein and in the Offer (the “Commitment”), to, directly or indirectly, contribute to or otherwise provide cash to Parent or the Purchaser at or immediately prior to the Closing (or cause an assignee to do the same) for the purpose of enabling Parent and the Purchaser to (a) accept for payment, purchase and pay for any and all Shares tendered pursuant to the Offer at the time of acceptance (the “Offer Price Amount”), (b) fund the payment of any and all amounts required to be paid by Parent and Purchaser in connection with the Merger (the “Merger Price Amount”), and (c) fund the payment of any and all other amounts, costs, fees and expenses required to be paid by Parent or the Purchaser in connection with the Offer and the Merger (collectively, “Transaction Cost Amount”, and together with the Offer Price Amount and the Merger Price Amount, the “Aggregate Equity Commitment”). Notwithstanding anything else to the contrary in this letter agreement, the Equity Investor (together with his assigns) shall not have any obligation under any circumstances to contribute to, or otherwise provide to, Parent or the Purchaser, directly or indirectly, funds in an amount in excess of the Aggregate Equity Commitment. The Aggregate Equity Commitment shall be funded in United States Dollars in immediately available funds. The obligation of the Equity Investor (together with his assigns) to fund the Aggregate Equity Commitment is subject to (i) the terms of this letter agreement and (ii)(A) with respect to the Offer Price Amount, (I) the execution, filing, and dissemination of the Offer by Parent and the Purchaser, (II) the satisfaction or waiver of each Condition of the Offer, (III) the contemporaneous acceptance for payment by Parent and the Purchaser of all Shares validly tendered and not properly withdrawn pursuant to the Offer and (IV) substantially contemporaneous receipt by Parent or the Purchaser of the cash proceeds of the Debt Financing and the Margin Loan Financing; (B) with respect to the Merger Price Amount, (I) the execution, filing, and dissemination of the Offer by Parent and the Purchaser, (II) the satisfaction or waiver of each Condition of the Offer, (III) the satisfaction or waiver of each condition in the definitive merger agreement to be entered into with respect to the Merger, (IV) substantially contemporaneous receipt by Parent or the Purchaser of the cash proceeds of the Debt Financing and the Margin Loan Financing, (V) the consummation of the Offer in accordance with the terms of the Offer and (VI) the consummation of the Merger, and (C) with respect to the Transaction Cost Amount, (I) the execution, filing, and dissemination of the Offer by Parent and the Purchaser, (II) the satisfaction or waiver of each Condition of the Offer, (III) the satisfaction or waiver of each condition in the definitive merger agreement to be entered into with respect to the Merger, (IV) the substantially contemporaneous receipt by Parent or the Purchaser of the cash proceeds of the Debt Financing and the Margin Loan Financing, (V) the consummation of the Offer in accordance with the terms of the Offer. The Aggregate Equity Commitment may be reduced by (x) any other equity contributions made to the Parent and Purchaser (or any of its direct or indirect parent entities) for such purpose and/or (y) any additional Debt Financing obtained by Parent or the Purchaser, in each case, on or after the date hereof and prior to or at the Closing; provided, that any such reduction will occur concurrently with, and will be conditioned on the consummation of, the Closing. The Aggregate Equity Commitment shall be used solely as will be required, and solely to the extent necessary, to fund the Offer Price Amount, the Transaction Cost Amount and/or the Merger Price Amount, solely to the extent and when required to be paid by Parent or the Purchaser on the terms and subject to the conditions set forth herein and in the Offer and not for any other purpose whatsoever.

2.            Termination. The Equity Investor’s obligation to fund the Aggregate Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Closing (if the Closing occurs) (but only if such obligation to fund the Aggregate Equity Commitment shall have been discharged in connection therewith) and (b) a termination or expiration of the Offer in accordance with its terms. Upon the termination or expiration of this letter agreement, no party hereto shall have any further obligations or liabilities hereunder.

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3.            Representations and Warranties. The Equity Investor hereby represents and warrants that:

(a)      he has all necessary power and authority to execute, deliver and perform this letter agreement;

(b)      this letter agreement constitutes a legal, valid and binding obligation of the Equity Investor enforceable against the Equity Investor in accordance with its terms, except (i) as may be limited by any bankruptcy, insolvency, reorganization, moratorium and similar legal requirements affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law, in equity, in contract, in tort or otherwise; and

(c)      he has the ﬁnancial capacity to pay and perform his obligations under this letter agreement for so long as this letter agreement shall remain in effect in accordance with Section 2 hereof.

4.            Assignment; Reliance. The Equity Investor may assign all or a portion of his obligations to fund the Aggregate Equity Commitment to any person; provided, however that any such assignment shall not relieve the Equity Investor of his obligations hereunder unless and to the extent actually performed. Parent and the Purchaser may not assign any of their rights or obligations set forth herein without the prior written consent of the Equity Investor. The Equity Investor acknowledges that, if Parent and the Purchaser commence the Offer or announces their intention to commence the Offer, Parent and the Purchaser shall be doing so in reliance upon, among other things, the Commitment set forth herein.

5.            Recourse. This letter agreement may only be enforced by the parties hereto; notwithstanding anything that may be expressed or implied in this letter agreement, Parent and the Purchaser, by their acceptance hereof, covenant, acknowledge and agree that no party other than the parties hereto shall have any obligation hereunder and that, (a) notwithstanding that any of the undersigned may be a partnership or limited liability company, no recourse (whether at law, in equity, in contract, in tort or otherwise) hereunder or under any documents or instruments delivered in connection herewith, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, security holder, affiliate, stockholder, controlling party, assignee, representative, lender or other financing source of the undersigned, other than the parties hereto or their assignees under the Offer (any such party, other than the parties hereto or their assignees under the Offer, a “Related Party” and together, the “Related Parties”), or any Related Party of any Related Party of any party hereto (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, this letter agreement or the transactions contemplated hereby (or in respect of any oral representations made or alleged to be made in connection herewith or therewith) or with respect to any legal action (whether at law, in equity, in contract, in tort or otherwise), including, without limitation, in the event Parent or the Purchaser breaches its obligations under the Offer and including whether or not the breach by Parent or the Purchaser is caused by the breach by any Equity Investor of his obligations under this letter agreement) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any party hereto or any Related Party of any Related Party of any party hereto under this letter agreement or any documents or instruments delivered in connection herewith (or in respect of any oral representations made or alleged to be made in connection herewith or therewith) or for any legal action (whether at law, in equity, in contract, in tort or otherwise) based on, in respect of, or by reason of such obligations hereunder or by their creation or any legal or equitable proceeding (including, without limitation, alleging an alter ego theory or seeking to piece the corporate veil or otherwise). Nothing in this letter agreement, express or implied, is intended to or shall confer upon any party, other than the parties hereto, any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement; provided, that the Related Parties are third party beneficiaries of this Section 5.

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6.            Governing Law; Consent to Jurisdiction. This letter agreement, and all actions, causes of action, claims, cross-claims, third-party claims or proceedings of any kind (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this letter agreement, or the negotiation, execution or performance hereof (including any action, cause of action, claim, cross-claim, third-party claim or proceeding of any kind based upon, arising out of or related to any representation or warranty made in or in connection herewith) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of legal requirements that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind arising out of or relating to this letter agreement, or the negotiation, execution or performance hereof (including any action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind based upon, arising out of or related to any representation or warranty made in or in connection herewith), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind arising out of or relating to this letter agreement, or the negotiation, execution or performance hereof (including any action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind based upon, arising out of or related to any representation or warranty made in or in connection herewith) in the Delaware Court of Chancery, any federal court of the United States of America sitting in the State of Delaware, or in any Delaware State court, (c) waives, to the fullest extent permitted by legal requirement, the defense of an inconvenient forum to the maintenance of such action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind in any such court and (d) agrees that a final judgment in any such action, cause of action, claim, cross-claim or third-party claim or proceeding of any kind shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by legal requirement.

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7.         Entire Agreement; Amendments and Waivers. This letter agreement and the Offer represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This letter agreement may only be amended, restated, supplemented or otherwise modified or waived by a written instrument signed by each of the parties hereto. No action taken pursuant to this letter agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or obligation contained herein. The waiver by any party hereto of a breach of any provision of this letter agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.          Severability. If any condition, term or other provision of this letter agreement is invalid, illegal, or incapable of being enforced by any legal requirement or public policy, all other conditions, terms or provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.            Counterparts; Delivery by Email. This letter agreement may be executed in any number of counterparts (including counterparts transmitted in .pdf or similar format) with the same eﬀect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. In addition, PDF signatures of authorized signatories of any party shall be valid and binding and delivery of a PDF signature by any party shall constitute due execution and delivery of this letter agreement.

10.          WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM OR ACTION OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS LETTER AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF (INCLUDING ANY ACTION, CAUSE OF ACTION, CLAIM OR LEGAL PROCEEDING OF ANY KIND OR DESCRIPTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION HEREWITH) OR ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING THE AGGREGATE EQUITY COMMITMENT), WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

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Very truly yours.

ELON MUSK

/s/ Elon Musk

Accepted and acknowledged:

PURCHASER:

X HOLDINGS II, INC.

By:	/s/ Elon Musk
Name:	Elon R. Musk
Title:	President, Treasurer and Secretary

PARENT:

X HOLDINGS I, INC.

By:	/s/ Elon Musk
Name:	Elon R. Musk
Title:	President, Treasurer and Secretary

[Signature Page to Equity Commitment Letter]